SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

COVALENT GROUP, INC.

(Name Of Registrant As Specified In Its Charter)

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COVALENT GROUP, INC.

One Glenhardie Corporate Center, Suite 100

1275 Drummers Lane

Wayne, PA 19087

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 24, 2005

To the Stockholders of

Covalent Group, Inc.:

The 2005 Annual Meeting of Stockholders (the “Meeting”) of Covalent Group, Inc. (the “Company”) will be held at Courtyard by Marriott-Valley Forge, 1100 Drummers Lane, Wayne, Pa 19087 on June 24, 2005, at 10:00 A.M to consider proposals:

(1) To elect four directors for the ensuing year; and

(2) To transact any other business as may properly be brought before the Meeting.

Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned.

The Board of Directors has fixed the close of business on April 29, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

Your attention is directed to the accompanying Proxy Statement. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2004 is enclosed herewith.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ LAWRENCE R. HOFFMAN
Lawrence R. Hoffman
Executive Vice President,
General Counsel, Secretary and Chief Financial Officer

May 13, 2005

Wayne, Pennsylvania

COVALENT GROUP, INC.

One Glenhardie Corporate Center, Suite 100

1275 Drummers Lane

Wayne, PA 19087

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Covalent Group, Inc., a Delaware corporation (the “Company”), of proxies, in the enclosed form, for use in voting at the 2005 Annual Meeting of Stockholders (the “Meeting”) to be held on June 24, 2005 at 10:00 A.M. at the Courtyard by Marriott-Valley Forge, 1100 Drummers Lane, Wayne, Pa 19087 and any adjournments or postponements thereof.

This Proxy Statement, the enclosed proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2004, including financial statements, are being mailed on or about May 13, 2005 to stockholders entitled to the notice of and to vote at the meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Record Date; Voting Securities

Stockholders of record as of the close of business on April 29, 2005 (the “Record Date”) will be entitled to vote at the Meeting and any adjournment thereof. As of the Record Date, 13,499,666 shares of the Company’s common stock (“Common Stock”) were outstanding.

Voting and Solicitation

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

Votes cast by proxy or in person at the Meeting will be tabulated by the Inspector of Election (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Under the Company’s Bylaws, the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote at the Meeting shall constitute a quorum. Stockholders holding shares of Common Stock of the Company who are present in person or represented by proxy (including stockholders who abstain from voting their shares or who do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as present with respect to that matter.

The nominees for election as directors at the Meeting will be elected by a plurality of the votes cast with respect to the shares of Common Stock present in person or represented by proxy at the Meeting. As a result, abstentions and broker non-votes have no effect on the outcome of the vote. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee. Any other matters submitted to the stockholders will require the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at a duly held meeting, at which a quorum is present. Stockholders who abstain from voting as to a particular matter will not be counted as votes in favor of that matter. Accordingly, abstentions and broker non-votes will have the effect of a “NO” vote on any such matter submitted to the stockholders.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the election of four Directors, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to any other items which may be voted upon, stockholders may vote in favor of the item or against the item or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no specific instructions are given with respect to the matters to be acted upon, and the proxy is returned properly executed, the shares represented by the proxy will be voted FOR all the nominees identified below under “Proposal 1—Election of Directors.”

Other Matters

The Board does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 29, 2005, certain information with regard to beneficial ownership of outstanding shares of the Company’s Common Stock by (i) each director, nominee for election as director and Named Executive Officer (as defined in this Proxy Statement) individually, (ii) all executive officers and directors of the Company as a group, and (iii) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company’s Common Stock:

Name of Beneficial Owner(1)(2)	Number of Shares		Percentage of Outstanding Shares
Kenneth M. Borow, M.D.	979,568	(3)(4)	7.26%
Earl M. Collier, Jr.	72,500	(3)	*
John R. Hall	-0-	(5)
Scott M. Jenkins	102,200	(3)	*
Alison O’Neill	43,401	(3)	*
All executive officers and directors as a group (seven persons)	1,197,669	(3)	8.88%

Richard D. Propper, M.D. 4350 La Jolla Village Dr., Suite 970 San Diego, CA 92121	821,148	(6)	6.08%

Hassan Nemazee 777 Park Avenue New York, NY 10021	1,033,010	(7)	7.65%

Houston Ventures, Inc. 720 Fifth Avenue New York, NY 10019	1,000,000	(8)	7.41%

IronBridge Capital Management, LLC One Parkview Plaza, Suite 600 Oakbrook Terrace, IL 60181	689,968	(9)	5.11%

Strong Capital Management 100 Heritage Reserve Menomonee Falls, WI 53051	1,507,283	(10)	11.17%

Wells Fargo & Company 525 Market Street San Francisco, CA 94105	1,752,290	(11)	12.98%

*	Less than 1% of the outstanding Common Stock.

(1)	Unless otherwise noted, the Company believes that all persons have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Unless otherwise noted, the address of such persons is: c/o Covalent Group, Inc., One Glenhardie Corporate Center, 1275 Drummers Lane, Wayne, PA 19087.

(3)	The amounts shown include shares of Common Stock which may be acquired currently or within 60 days of April 29, 2005 through the exercise of stock options, as follows: Dr. Borow—50,000 shares; Mr. Collier—72,500 shares; Mr. Jenkins—82,500 shares; Mrs. O’Neill—43,401 shares; and all current executive officers and directors as a group—248,401 shares.

(4)	Includes 39,000 shares owned indirectly that are held by certain members of Dr. Borow’s immediate family and over which Dr. Borow has sole investment and voting power. Of the shares owned by Dr. Borow, 460,000 shares have been pledged as collateral for a promissory note to Richard D. Propper, M.D. payable in August 2005.

(5)	John R. Hall served as Vice President and Managing Director, International Clinical Operations until his employment with the Company terminated on September 10, 2004.

(6)	As per the Schedule 13G filed by Richard Propper on February 10, 2005.

(7)	As per the Schedule 13D/A filed by Hassan Nemazee on February 4, 2000, includes 500,000 shares of Common Stock owned by Houston Ventures, Inc. as to which Hassan Nemazee has joint power, as well as 33,010 shares held by Mr. Nemazee’s children.

(8)	As per the Schedule 13D/A field by Houston Ventures, Inc. on February 4, 2000, includes beneficial ownership of 500,000 share of Common Stock otherwise beneficially owned by Hassan Nemazee.

(9)	As per the Schedule 13G filed by IronBridge Capital Management, LLC on February 11, 2005.

(10)	As per the Schedule 13G filed by Strong Capital Management, Inc. on February 11, 2005.

(11)	As per the Schedule 13 G filed by Wells Fargo & Company on February 18, 2005.

PROPOSAL 1—ELECTION OF DIRECTORS

Four directors are to be elected at the Meeting, each to serve until the next annual meeting and until his successor shall have been elected and qualified. The nominees named below are presently members of the Board of Directors. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute, as may be nominated by the Board of Directors.

The Board of Directors determined that, other than Dr. Borow, each of the following members of the Board of Directors is independent as defined by the Nasdaq listing standards.

Name	Age	Director Since	Principal Occupation
Kenneth M. Borow, M.D.	57	1998	President and Chief Executive Officer of the Company

Earl M. Collier, Jr.	57	2002	Executive Vice President, Genzyme Corporation

Scott M. Jenkins	50	2001	President of S.M. Jenkins & Co., General Partner, Jenkins Partners, L.P.

Christopher F. Meshginpoosh	37	2005	Practice Leader, Kreischer Miller

Kenneth M. Borow, M.D. has been President and Chief Executive Officer and a Director since 2000 and joined the Company in 1997 as Vice President of Operations and Chief Medical Officer. For the previous four years, Dr. Borow was Senior Director, Medical Research Associates Department, Merck Research Laboratories, where he directed clinical research operations for 163 different protocols, and developed a Merck-based contract group consisting of field monitors, data coordinators and statisticians. Previously, he was a Professor of Medicine and Pediatrics at the University of Chicago, and originator of a worldwide clinical research program in cardiac function which included investigative sites in the United States, United Kingdom, Norway, Israel and South Africa. Dr. Borow graduated from the Temple Medical School in 1974. Dr. Borow is a Harvard-trained Internist, Pediatrician, Adult Cardiologist and Pediatric Cardiologist.

Earl M. Collier, Jr. has been a Director since March 2002. Mr. Collier is currently Executive Vice President, Genzyme Corporation. Prior to joining Genzyme in 1997, Mr. Collier was President of Vitas Healthcare Corporation, the largest provider of hospice services in the United States. Previously, Mr. Collier was a partner with the Washington, D.C. based law firm of Hogan and Hartson. He also served as Deputy Administrator for the Health Care Financing Administration during the Carter Administration. Mr. Collier earned a B.A. at Yale University and a J.D. at the University of Virginia Law School.

Scott M. Jenkins has been a Director since October 2001. He is currently President of S. M. Jenkins & Co., which he founded in 1991. S. M. Jenkins & Co. provides a wide range of financial and consulting services to private companies, wealthy family groups and a variety of businesses. In addition, Mr. Jenkins is the General Partner of Jenkins Partners, L.P., which has invested in many early stage, private and public companies. Prior to founding S. M. Jenkins & Co., Mr. Jenkins was with Goldman Sachs & Co., where he worked from 1984 until 1990 when he joined First Boston Corporation. Mr. Jenkins has also served in the not-for-profit healthcare sector as the Chair of the Board of Trustees of the Presbyterian Medical Center of Philadelphia Foundation, which is now part of the University of Pennsylvania Health System.

Christopher F. Meshginpoosh has been a director since April 2005. He is currently Practice Leader, Public Company and Emerging Business Advisory Services for Kreischer Miller. Prior to joining Kreischer Miller, he was Chief Financial Officer and Secretary of Liquent, Inc. from 2000 to 2002.

He also was a consultant and subsequently the Vice President of Finance at Luminant Worldwide Corporation from 1999 to 2000. Mr. Meshginpoosh is a certified public accountant and holds a B.S., Accounting from West Chester University.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ALL OF THE NOMINEES FOR DIRECTOR LISTED ABOVE

Director’s Compensation

Non-employee directors receive $37,500 per year for their service as directors paid at the rate of $3,125 per month, and are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board. Non-employee directors who are Chairmen of the Audit and Compensation Committees receive an annual option grant to purchase 25,000 shares of Common Stock. All other non-employee directors receive an annual option grant to purchase 20,000 shares of Common Stock. The option grant vests pursuant to the terms of the Company’s stock option plans.

Meetings of the Board of Directors

The Board held five meetings during 2004. There was no director who, during the last full fiscal year, attended in person or by phone fewer than 75% of Board or committee meetings while such person was a director and served as a committee member. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s stockholders, there is no formal policy as to their attendance. All of the members of the Board of Directors attended the 2004 annual meeting of stockholders.

Director Independence

The Board of Directors has determined that the following directors are independent under the listing standards of the NASD: Mr. Collier, Mr. Jenkins and Mr. Meshginpoosh

Committees of the Board

The Board has a Compensation Committee and an Audit Committee.

Compensation Committee. The Compensation Committee reviews and approves salaries for corporate officers and reviews, approves and administers the Company’s stock option plans and grants thereunder. The Compensation Committee met three times during 2004. The Compensation Committee is presently composed of two non-employee directors, Scott M. Jenkins (Chairman) and Earl M. Collier, Jr.

Audit Committee. The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls over financial reporting and audits, and consults with management, and the independent public accountants on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent public accountants. It also maintains direct responsibility for the compensation, termination and oversight of the Company’s independent public accountants and evaluates the independent public accountants’ qualifications, performance and independence. The Audit Committee approves all services provided to the Company by the independent public accountants. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee Charter was set forth in Appendix A to the Proxy Statement for the 2003 Annual Meeting of Stockholders. In 2004, the Audit Committee was composed of Thomas E. Hodapp (Chairman), Earl M. Collier, Jr., and Scott M. Jenkins. Mr. Hodapp resigned from the Board of Directors in February 2005. Upon Mr. Hodapp’s resignation, Mr. Jenkins became acting Chairman of the Audit Committee. Mr. Meshginpoosh joined the

Board of Directors in April 2005 and concurrently was appointed Chairman of the Audit Committee. Each member of the Audit Committee is “independent” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and applicable rules of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Meshginpoosh is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002. The Audit Committee met four times in 2004.

Code of Ethics

The Board of Directors is committed to ethical business practices. The Company adopted a corporate code of ethics in September 2004. The code of ethics applies to all of the Company’s employees and directors and includes the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Company’s corporate code of ethics is posted under the Investor Relations section of its website at: www.covalentgroup.com. Please note that none of the information on the Company’s website is incorporated by reference in this proxy statement.

Director Nominations

The entire Board of Directors performs the functions of the Nominating Committee. As part of the nominating process, the Board of Directors reviews the appropriate skills and characteristics required of board members. The Board does not anticipate that it will generally rely on third-party search firms to identify board candidates. Instead, the Board anticipates that it will rely on recommendations from a wide variety of business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The Board of Directors would evaluate the above criteria as well as the current composition of the Board of Directors and the need for Audit Committee experience. The Board of Directors would then nominate the candidates which it believes best suit the needs of the Company. The Board anticipates that stockholders’ nominees that comply with the existing procedures outlined in the Company’s bylaws described below will receive the same consideration that other nominees receive.

Pursuant to Section 2.1(b) of the Company’s bylaws, the Board of Directors will consider stockholder recommendations for directors sent to the Corporate Secretary, Covalent Group, Inc., One Glenhardie Corporate Center, Suite 100, 1275 Drummers Lane, Wayne, PA 19087. Stockholder recommendations for directors must include: (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company, including the class and number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the candidate(s) for election to the Board of Directors, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Exchange Act, and (v) the consent of the recommended nominee to serve as a director of the Company if so elected. Recommendations must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the stockholder must deliver a director recommendation not earlier than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Shareholder Communications

Our Annual Meeting of Shareholders provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of our Board of Directors on matters relevant to the Company. In addition, the Board of Directors has established a process for permitting stockholders to communicate with the Board of Directors outside of our Annual Meeting. The shareholder communications policy is posted on our website at www.covalentgroup.com. Please note that none of the information on the Company’s website is incorporated by reference into this proxy statement.

The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE

The following report was prepared by the Compensation Committee, which was comprised during 2004 of Mr. Jenkins (Chairman) and Mr. Collier. The Compensation Committee is responsible for establishing and overseeing policies governing compensation programs for executive-level officers of the Company in order to attract, motivate and retain key executives responsible for the operations of the Company.

Compensation Policies

The Company’s executive compensation policies and specific compensation programs are intended to further the principal objective of maximizing long-term shareholder value. The Compensation Committee believes that this objective, and the long-term interests of shareholders, are best achieved by attracting and retaining high-quality management, and that executive compensation should be determined according to a competitive framework and based on overall financial results and individual contributions to the business consistent with overall corporate needs and objectives. The ultimate purpose of executive compensation policies and programs is to attract and retain high-quality executives and to motivate the entire management team to put forth maximum efforts toward achieving the Company’s financial and business objectives. The Compensation Committee believes the executive compensation policies and programs of the Company are consistent with this policy.

Within the overall philosophy, the Compensation Committee has established specific objectives to:

•	offer a total compensation program that is competitive and consistent with compensation levels for executive officers holding positions of comparable responsibility in the contract research industry;

•	promote achievement of annual financial and business objectives of the Company;

•	motivate key executives to fulfill their responsibilities in meeting the business objectives of the Company; and

•	reward executives for long-term strategic management and the enhancement of shareholder value.

Compensation Programs

There are three major components of the Company’s executive compensation programs:

•	base annual salary;

•	annual cash incentives (or “bonuses”); and

•	long-term incentives.

In setting annual base salary levels and annual incentives for executive officers, the Compensation Committee evaluates the responsibilities of the position held and the experience of the individual, as well as consideration of compensation practices and financial performance for comparable positions within the pharmaceutical and biotechnology industries. In addition, the performance of each individual executive officer is considered, as well as the Company’s overall financial performance for the previous fiscal year and the contributions to such performance made by the executive officer and his or her department. However, the Compensation Committee does not apply any specific formula or assign any specific weights to these factors in making compensation decisions.

Long-term incentive awards consist of options to acquire shares of Common Stock under the Company’s equity incentive plans. In 2004, 100,000 common stock options were granted to Mr. Hoffman upon his hiring as Executive Vice President and Chief Financial Officer and 25,000 common stock options were awarded to Ms. O’Neill upon her promotion to Senior Vice President, Clinical Operations. No common stock options were awarded to Dr. Borow during 2004.

The Compensation Committee believes making these various long-term compensation programs available to executive officers, coupled with annual base salaries and bonuses, further the objectives of the Compensation Committee of aligning the interests of executive officers with the interests of long-term shareholders.

CEO Compensation

The Company entered into an employment agreement with Dr. Borow, as of March 31, 2003. Pursuant to the employment agreement (which replaced a prior agreement), which has a term of three years expiring March 31, 2006, Dr. Borow received an annual base salary of $325,000, subject to increases in each subsequent year tied to increases in the consumer price index. In addition, pursuant to the agreement, Dr. Borow is eligible to receive an annual bonus of up to 50% of his base salary, depending upon the Company’s attainment of its operating goals and his individual performance. Up to one-half of Dr. Borow’s maximum annual bonus is based on objective tests and up to one-half of his maximum bonus is determined in the sole discretion of the Compensation Committee. Under certain circumstances relating to the termination of Dr. Borow’s employment, the Company may be obligated to pay Dr. Borow severance compensation for up to one year (at a rate equal to his then base salary) and, in such event, the Company also would be obligated to continue group health coverage for Dr. Borow for a period of one year and, to the extent not already vested, all of Dr. Borow’s stock options would vest. In addition, if a “change in control” (as defined in the agreement) occurs during the term of Dr. Borow’s employment agreement (or within one year thereafter under certain circumstances), the Company would be obligated to pay Dr. Borow a change in control payment in an amount ranging from one to five times his then base salary, depending upon the growth in stockholder value as reflected by the trading price of the Company’s common stock (or, under certain circumstances, the amount of the consideration to be received by the stockholders in such transaction).

In determining the base annual salary, annual cash incentives and the other principal economic terms included in Dr. Borow’s employment agreement, the Compensation Committee’s goal was to provide total annual compensation intended to compensate Dr. Borow fairly in relation to comparable positions within the contract research industry (while recognizing that most of the other publicly-traded contract research organizations are substantially larger than the Company), as well as to retain the services of Dr. Borow for the Company and continue to motivate him to use his maximum efforts to further the business objectives of the Company. The Compensation Committee specifically noted Dr. Borow’s significant contributions to the business development efforts of the Company.

In light of the Company’s financial results in 2004 (noting in particular the decrease in net revenues and the significant loss from operations), Dr. Borow did not receive an annual bonus for 2004 based upon the operating performance criteria contained in the employment agreement. Dr. Borow did receive a cost of living adjustment in 2004 of 2.3% pursuant to the terms of his employment agreement. The cost of living adjustment was based on the consumer price index for the Philadelphia area (the region in which the Company is headquartered) as published by the U.S. Department of Labor, Bureau of Labor Statistics.

Submitted by the Compensation Committee of the Board of Directors

SCOTT M. JENKINS, CHAIRMAN

EARL M. COLLIER, JR.

April 29, 2005

EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The executive officers of the Company as of April 29, 2005 were:

Name	Age	Position(s) Held With Company
Kenneth M. Borow, M.D.	57	President, Chief Executive Officer, Director

Lawrence R. Hoffman	50	Executive Vice President, General Counsel, Secretary and Chief Financial Officer

Alison O’Neill	40	Senior Vice President, Clinical Operations

Kenneth M. Borow, M.D. has been President and Chief Executive Officer of the Company since January 2000. Please see “Election of Directors” on page 6 for a description of the biography of Dr. Borow.

Lawrence R. Hoffman joined the Company in July 2004 as Executive Vice President and Chief Financial Officer. In February 2005, he was promoted to Executive Vice President, General Counsel, Secretary and Chief Financial Officer. From January 2003 to July 2004, Mr. Hoffman was an independent financial consultant. From July 2000 to January 2003, he was Vice President and Chief Financial Officer of Cytogen Corporation a publicly traded biopharmaceutical company. From April 1998 to July 2000, Mr. Hoffman was Vice President and Chief Financial Officer of the Liposome Company, a publicly traded biopharmaceutical company which was sold to Elan PLC in May 2000.

Mr. Hoffman is a certified public accountant and attorney with a J.D. from Temple University School of Law, and an LLM (Taxation) from Villanova University School of Law. He received his B.S. with a major in accounting from LaSalle University.

Alison O’Neill has been Senior Vice President, Clinical Operations since January 1, 2004. Mrs. O’Neill previously served as Vice President of Global Project Management from April 2001 until December 31, 2003. From 1996 to April 2001, Mrs. O’Neill was employed with Ingenix Pharmaceutical Services (successor to ClinPharm Ltd.), culminating as Senior Director, Clinical Operations. Mrs. O’Neill has 22 years of experience in the pharmaceutical industry both in pharma companies and contract research organizations and has worked across therapeutic areas and phases of development.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of change of ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to the Company during the fiscal year ended December 31, 2004, all executive officers and directors were in compliance except for Alison O’Neill who inadvertently filed a Form 3 late when she became an executive officer.

Executive Compensation

The following table sets forth the total compensation paid by the Company to the Chief Executive Officer and the two other most highly compensated individuals who served as executive officers in 2004 and were paid more than $100,000 in salary and bonus for 2004 (the “Named Executive Officers”).

					Long-term Compensation Shares Underlying Options (#)	All Other Compensation (1)
Annual Compensation
Name and Principal Position	Year	Salary		Bonus
Kenneth M. Borow, M.D. President and Chief Executive Officer	2004 2003 2002	$ $ $	331,852 340,813 262,500	— — —	— — —		1,656 1,406 —

John R. Hall, MB., ChB.(2) Vice President and Managing Director, International Clinical Operations	2004 2003 2002	$ $ $	274,548 256,621 216,418	— — —	— 50,000 —	$ $ $	22,494 12,263 21,203	(3) (3) (3)

Alison O’Neill (4) Senior Vice President, Clinical Operations	2004		$198,096	—	25,000		$50,113	(5)

(1)	Represents Company matching contributions under the Company’s employee’s savings (401K) plan.

(2)	Dr. Hall’s annual salary for 2004 was based on an average conversation rate of $1.84 USD per 1.00 British pound sterling. Dr. Hall’s employment with the Company terminated on September 10, 2004. Dr. Hall received a severance payment of $70,179 in connection with the termination of his employment which is included in his 2004 compensation.

(3)	Includes Company contributions to a pension plan of $11,278 in 2002, $12,263 in 2003 and $10,350 in 2004, and payments for a car allowance, $9,925 in 2002 and $12,144 in 2004. Dr. Hall’s pension plan and car allowance contributions for 2004 are based on a conversation rate of $1.84 USD per 1.00 British pound sterling.

(4)	Ms. O’Neill was promoted to Senior Vice President, Global Operations effective January 2, 2004. Effective June 1, 2004 she relocated to the United States from the Company’s United Kingdom office. From January through May 2004, she was paid in British pound sterling. The salary payments she received in British pound sterling were converted to USD at a conversion rate of $1.84 USD per 1.00 British pound sterling.

(5)	Includes Company contributions to a pension plan, $3,809 in 2004, and payments for a car allowance, $3,680 in 2004. Ms. O’Neill’s pension plan and car allowance contributions for 2004 are based on a conversion rate of $1.84 USD per 1.00 British pound sterling. Also included are $42,624 of moving expenses in connection with Ms. O’Neill’s relocation to the United States from the United Kingdom.

Employment Agreements

We entered into an employment agreement with Dr. Borow, as of March 31, 2003. Pursuant to the employment agreement (which replaced a prior agreement), which has a term of three years expiring March 31, 2006, Dr. Borow received an annual base salary of $325,000, subject to increases in each subsequent year tied to increases in the consumer price index. In addition, the Company paid to Dr. Borow the sum of $35,937 in 2003 (which is the difference between the base salary actually paid for the period February 1, 2002 through January 31, 2003 and the base salary he would have been paid had his base salary been equal to $300,000). Pursuant to the employment agreement, Dr. Borow is eligible to receive an annual bonus of up to 50% of his base salary, depending upon the Company’s attainment of its operating goals and his individual performance. Up to one-half of Dr. Borow’s maximum annual bonus is based on objective tests and up to one-half of his maximum bonus is determined in the sole discretion of the Compensation Committee. Under certain circumstances relating to the termination of Dr. Borow’s employment, the Company may be obligated to pay Dr. Borow severance compensation for up to one year (at a rate equal to his then base salary) and, in such event, the Company also would be obligated to continue group health coverage for Dr. Borow for a period of one year and, to the extent not already vested, of all of Dr. Borow’s stock options would vest. In addition, if a “change in control” (as defined in the agreement) occurs during the term of Dr. Borow’s employment agreement (or within one year thereafter under certain circumstances), the Company would be obligated to pay Dr. Borow a change in control payment in an amount ranging from one to five times his then base salary, depending upon the growth in stockholder value as reflected by the trading price of the Company’s common stock (or, under certain circumstances, the amount of the consideration to be received by the stockholders in such transaction).

We do not have employment agreements with any other current executive officers.

Option Grant Table

The following table provides information about grants of stock options made during 2004 to each of the Named Executive Officers.

	Individual Grants
	Number of Shares Underlying Options Granted(1)	Percentage of Total Options Granted to Employees	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term(2)
					5%	10%
Kenneth M. Borow, M.D.	—	—	—	—	—	—

John R. Hall, M.B., ChB.	—	—	—	—	—	—

Alison O’Neill	25,000	9.1%	2.60	1/2/2009	$17,958	$39,683

(1)	Each option has a term of five years from the date of grant and vests 33% over a three-year period, beginning on the first anniversary of the date of grant.

(2)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of Common Stock compounded annually for a five-year period. There can be no assurance that the Common Stock will appreciate in value at any particular rate or at all in future years.

Aggregated Fiscal Year-End Option Values

The following table presents certain information with respect to the exercise of options during 2004 by the Named Executive Officers and the number and value at December 31, 2004, of options held by each of the Named Executive Officers. The value actually realized upon future option exercises by the Named Executive Officers will depend on the value of the Common Stock at the time of exercise.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options		Values of Unexercised In-The-Money Options(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth M. Borow, M.D.	—	—	540,000	10,000	$24,500	$6,125

John R. Hall, M.B., ChB.	63,417	84,019	—	—	—	—

Alison O’Neill	—	—	22,134	50,866	$2,867	$5,733

(1)	Based on the closing price of $2.55 of the Common Stock on the Nasdaq SmallCap Market on December 31, 2004, net of the exercise price.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Scott M. Jenkins (Chairman) and Earl M. Collier, Jr., each of whom is a non-employee director. There are no compensation committee interlocks between the Company and any other entity involving the Company’s or such other entity’s executive officers or board members.

PERFORMANCE GRAPH

The following line graph shows the percentage change in the cumulative total return performance (assuming reinvestment of dividends) to holders of Common Stock with that of the Nasdaq Stock Market (U.S. companies) and a self-constructed peer group index of contract research organizations (comprised of Kendle, International, Ikon plc, Parexel, Inc., Pharmaceutical Product Development, Inc., Quintiles, Inc. and Covance, Inc.). The comparison includes the period beginning December 31, 1998 through December 31, 2004. Shares of the Company’s Common Stock are traded on the Nasdaq SmallCap Market under the symbol “CVGR.” The comparison of the cumulative return for each investment assumes that $100 was invested in Common Stock and in each index on December 31, 1998.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as the Company’s independent public accountants for the fiscal year ended December 31, 2004. One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

During the fiscal years ended December 31, 2004 and 2003, fees in connection with services rendered by Deloitte & Touche LLP were:

Fee Category	Fiscal 2004	Fiscal 2003
Audit Fees	$248,700	$279,000
Audit-Related Fees	$32,000	$35,000
Tax Fees	$43,800	$36,000
All Other Fees	7,800	—
Total	$332,300	$350,000

Audit fees consisted of fees for the audit of the Company’s annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of the Company’s documents filed with the SEC. Audit-related fees consist of the audit of the Company’s operations in the UK. Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services. Except as set forth above, the Company made no other payments to Deloitte & Touche LLP for services rendered during fiscal 2004.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s Charter includes a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountants to the Company. The policy requires that all services to be performed by Deloitte & Touche LLP, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. All services rendered by Deloitte & Touche LLP are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by Deloitte & Touche LLP during fiscal 2004. The Audit Committee considered whether the provision of services other than the audit services (as specified above) was compatible with maintaining Deloitte & Touche LLP’s independence and determined that provision of such services has not adversely affected Deloitte & Touche LLP’s independence.

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of three non-employee directors, Christopher F. Meshginpoosh, Earl M. Collier, Jr. and Scott M. Jenkins. The Board, in its business judgment, has determined that all members of the committee are “independent,” as required by applicable listing standards of the Nasdaq National Market. The Committee operates pursuant to a charter that was last amended and restated by the Board on April 11, 2003, a copy of which was appended to the Proxy Statement for the 2003 Annual Meeting. The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

SCOTT M. JENKINS, ACTING CHAIRMAN

EARL M. COLLIER, JR.

April 29, 2005

Stockholder Proposals for 2006 Annual Meeting of Stockholders

Any stockholder proposal intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company at its office in Wayne, Pennsylvania on or before January 13, 2006 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

With respect to stockholder proposals brought before the 2006 Annual Meeting of Stockholders that are not included in the Company’s proxy statement relating to such meeting, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if the stockholder does not give the Company notice of such matter by March 30, 2006.

Expenses of Solicitation

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically, by facsimile or via electronic mail through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Annual Report

The Annual Report accompanies this Proxy Statement. The Annual Report contains the Company’s audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

EACH PERSON SOLICITIED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AND ALL AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 REQUIRED TO BE FILED WITH THE SEC WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

Corporate Secretary

Covalent Group, Inc.

One Glenhardie Corporate Center, Suite 100

1275 Drummers Lane

Wayne, Pa. 19087

PLEASE DATE AND SIGN THE ENCLOSED PROXY THAT IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

By Order of the Board of Directors

/s/ LAWRENCE R. HOFFMAN
May 13, 2005	Lawrence R. Hoffman,
Wayne, Pennsylvania	Executive Vice President, General Counsel, Secretary and Chief Financial Officer

PROXY

COVALENT GROUP, INC.

2005 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth M. Borow, M.D., and Scott Jenkins, and each of them, as proxies with full power of substitution, to vote all of the shares of Covalent Group, Inc. that the undersigned is entitled to vote at the 2005 Annual Meeting of Covalent Group, Inc. (the “Company”) to be held on June 24, 2005, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

COVALENT GROUP, INC.

June 24, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Kenneth M. Borow, M.D.

Earl M. Collier, Jr.

Scott M. Jenkins

Christopher F. Meshginpoosh

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

YOUR PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, YOUR PROXY WILL BE VOTED FOR THE FOUR NOMINEES FOR ELECTION AS DIRECTORS.

DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby.

Receipt of the Company’s 2004 Annual Report and the Notice of the 2005 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.